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                                                                   EXHIBIT 10.24


                     Jiangsu Electronics Industries Limited
                       c/o Koss Audio & Video Electronics
                           11733 Missouri Bottom Road
                           Hazelwood, Missouri 63042

                                 July 31, 2002


Mr. Michael J. Koss
Koss Corporation
4129 North Port Washington Avenue
Milwaukee, Wisconsin 53212

     Re:  Eighth Amendment to License Agreement

Dear Michael:

     Koss Corporation, a Delaware corporation ("Licensor"), and Jiangsu Electronics Industries Limited, a British Virgin Islands company ("Licensee"), are (by way of assignment) parties to a certain License Agreement between Licensor and Trabelco N.V. dated November 15, 1991, as amended (as amended, the "License Agreement"). Licensor and Licensee now desire to further amend certain terms and conditions of the License Agreement and agree as follows:

     1. Section 7.3 of the License Agreement (as amended by the Third Amendment and Assignment of License Agreement dated as of March 31, 1997, the Fourth Amendment to License Agreement dated May 29, 1998, the Fifth Amendment to License Agreement dated March 30, 2001 and the Sixth Amendment to License Agreement dated August 15, 2001) is hereby deleted in its entirety and the following inserted in its place:

          7.3 LICENSEE shall pay to LICENSOR the following Minimum Royalties for the Contract Years set forth below:

               Year                Minimum Royalties
               ----                -----------------

               2003                $500,000
               2004                $525,000
               2005                $551,250

          If the sum of the total Royalties paid with respect to a Contract Year does not equal or exceed the Minimum Royalties for such Contract Year, the difference between the Minimum Royalties and the Royalties for such Contract Year shall be due and payable on each January 20 following such Contract Year.

     2. Section 7.6 of the License Agreement (as amended by the Fifth Amendment to License Agreement dated March 30, 2001) is hereby deleted in its entirety and the following inserted in its place:

          7.6  This Agreement shall automatically renew for an additional two
          (2) year period at the end of each Contract Year (unless this Agreement is sooner terminated in accordance with the provisions hereof). The parties agree that Minimum Royalties shall increase by five percent (5%) each Contract Year
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Mr. Michael J. Koss
July 31, 2002
Page 2



          commencing with the Contract Year starting January 1, 2006.

          LICENSEE shall have the right to terminate this Agreement at any time by giving written notice to LICENSOR during the course of any Contract Year, in which case this Agreement shall continue in full force and effect for an additional one (1) Contract Year after December 31 of the Contract Year in which the notice of termination was given. The Minimum Royalties in effect at the time of the notice of termination shall remain constant for the remaining Contract Years of this Agreement.

          Commencing with the Contract Year starting January 1, 2005, LICENSOR shall have the right to terminate this Agreement during the course of any Contract Year if one of the following thresholds is not met with regard to Royalties paid by LICENSEE for the periods referenced below:
          (i) LICENSEE's average Royalties from the two (2) most recent Contract Years do not exceed one hundred ten percent (110%) of the average Minimum Royalties from the same two (2) year period, or (ii) LICENSEE's actual Royalties for the most recent Contract Year do not exceed seventy percent (70%) of the actual Royalties for the immediately preceding Contract Year. In the event of such notice of termination by LICENSOR this Agreement shall continue in full force and effect for an additional one (1) Contract Year after December 31 of the Contract Year in which the notice of termination was given. The Minimum Royalties in effect at the time of the notice of termination shall remain constant for the remaining Contract Years of this Agreement.

     3. The parties hereto agree that this letter agreement has been jointly drafted by the parties, that the language used in this letter agreement reflects their mutual intent, and that no term or provision shall be construed more or less favorably to either party hereto on the grounds that it was drafted or authorized by such party.

     4. Except as hereby amended, the License Agreement shall remain in full force and effect.

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Mr. Michael J. Koss
July 31, 2002
Page 3

     To evidence your agreement with the provisions set forth in this letter, please execute this letter below.


                                   Very truly yours,


                                   JIANGSU ELECTRONICS INDUSTRIES LIMITED



                                   BY: Poon Ka Hung
                                      ------------------------------------
                                      Name: Poon Ka Hung
                                      Title: Chief Executive Officer


AGREED TO THIS 31 DAY
OF JULY, 2002.

KOSS CORPORATION

By: Michael J. Koss
   --------------------------------
   Michael J. Koss, President